EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Harwick Chemical Manufacturing Corporation Savings Plan of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of M. A. Hanna Company and subsidiaries for the year ended December 31, 1994 incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/Ernst & Young LLP
Ernst & Young LLP


Cleveland, Ohio
November 6, 1997

                                                     EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Harwick Chemical Manufacturing Corporation Savings Plan of our report dated January 29, 1997, with respect to the consolidated financial statements of M. A. Hanna Company and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



/s/Price Waterhouse LLP
Price Waterhouse  LLP


Cleveland, Ohio
November 6, 1997